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Q2 2020 Worthington Industries Inc Earnings Call

EVENT DATE/TIME: DECEMBER 17, 2019 / 7:00PM GMT

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DECEMBER 17, 2019 / 7:00PM GMT, Q2 2020 Worthington Industries Inc Earnings Call

CORPORATE PARTICIPANTS

B. Andrew Rose Worthington Industries, Inc. - President

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Marcus A. Rogier Worthington Industries, Inc. - IR Officer & Treasurer

CONFERENCE CALL PARTICIPANTS

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - Director & Equity Research Analyst

PRESENTATION

Operator

Good afternoon, and welcome to the Worthington Industries Second Quarter Fiscal 2020 Earnings Conference Call. (Operator Instructions) This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time. I'd now like to turn the introduction -- the conference over to Marcus Rogier, Treasurer and Investor Relations Officer. Mr. Rogier, you may begin.

Marcus A. Rogier Worthington Industries, Inc. - IR Officer & Treasurer

Thank you, Tiffany. Good afternoon, and welcome to our second quarter earnings call. Before we begin, I'd like to remind everyone that certain statements made today are forward-looking within the meaning of the 1995 Private Securities Litigation Reform Act. These statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. We issued our earnings release this morning prior to the market open. Please refer to it for more detail on those factors that could cause actual results to differ materially. This call is being recorded and a replay will be made available later on our worthingtonindustries.com website. On our call today are President, Andy Rose; and Vice President and CFO, Joe Hayek. Joe has some opening comments.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Thank you, Marcus, and good afternoon, everyone. In Q2, we generated earnings of $0.93 a share versus $0.57 in the prior year quarter. There were a few unique items in the quarter including the following: WAVE completed the sale of its international operations in September, which resulted in a pretax gain that increased equity earnings in the quarter by $23 million and EPS by $0.33. Estimated inventory holding losses in Q2 were $6.5 million or $0.09 per share compared to a gain of $0.01 per share in the prior year quarter. We sold substantially all of the assets of our Engineered Cabs business to a newly formed company that simultaneously acquired another cabs manufacturer. In exchange, we received a 20% interest in that new company. In the quarter, we recorded, on the equity income line, expenses related to deal fees and early operational losses typical for newly emerged companies of $1.5 million pretax or $0.02. While we believe the new company will be profitable, we will likely see some additional one time expenses and the impacts of purchase accounting that will impact our equity income in fiscal Q3.

Consolidated net sales of $828 million decreased 14% from the prior year quarter due to lower direct shipments and lower average selling prices in steel processing. Despite the decline in revenue and the inventory holding losses, our gross profit in the quarter was flat relative to Q2 of last year at $121 million, and gross margin increased from 12.6% to 14.6%.

In Steel Processing, net sales of $517 million were down 19% from Q2 of last year, due primarily to lower direct volumes due in part to the work stoppage at General Motors, and lower average direct selling prices that were driven by declining steel prices. Total ship tons were up 6% from last year's second quarter. Total shipments increased by 21% with 50,000 tons of the increase attributable to our September acquisition of Heidtman Steel's pickling facility in Cleveland. Direct tons decreased by 6% year-over-year but increased slightly sequentially. Direct tons were 49% of the mix compared to 56% of the mix in the prior quarter. Operating income for Steel Processing of

$17 million was down $8 million from Q2 last year, approximately $7 million of which was driven by the negative swing in inventory holding losses. Steel Processing's operating income was up $11 million on a sequential basis, and that team is managing the business very well with a focus on increasing market share and profitability. We believe that the year-over-year destocking pattern we have discussed in prior quarters is coming to an end and volumes are stabilizing, though demand in certain markets remain soft. Finally, due to declines in steel prices during the second quarter, we do currently expect inventory holding losses will continue in Q3.

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DECEMBER 17, 2019 / 7:00PM GMT, Q2 2020 Worthington Industries Inc Earnings Call

In our Pressure Cylinders business, net sales were $290 million down 1% from the prior year quarter. Operating income was up 6% to $16 million from $15 million last year. Cylinders' improved results were driven primarily by increased demand in consumer products and the oil and gas business, coupled with continuing success in improving margins, partially offset by softness in the industrial products business. Domestic end-market conditions for cylinders are consistent with national trends as consumer-facing products are showing some growth and industrial markets remain soft. Our operations in Europe continue to experience challenges with demand due to persistently weak economic conditions in those geographies.

Turning to our JVs and equity income. Excluding the impact of the WAVE gain I mentioned earlier, equity income from our joint ventures during the quarter was $24 million, up $3 million from the prior year quarter. Increase was primarily due to strong demand in our construction JV ClarkDietrich, which increased $5 million over the prior year, partially offset by onetime deal costs and the loss in our new Cabs joint venture, which reduced equity earnings by $1.5 million. We received $27 million in dividends from our unconsolidated JVs during the quarter.

Turning to the cash flow and the balance sheet. Cash flow from operations was $104 million in the quarter and is $169 million for the first 6 months of our fiscal year. During the quarter, we spent $29 million to acquire Heidtman Steel's Cleveland pickling operation, we invested $28 million on capital projects and we distributed $14 million in dividends. Today, the Board has declared a $0.24 per share dividend for the quarter, which is payable in March of 2020.

I'll close with some debt metrics. Funded debt at quarter end was flat sequentially at $699 million. Interest expense of $7 million was down $2 million from the prior year quarter due to both a debt refinancing that was completed in Q1 at significantly lower interest rates and lower average borrowings. We ended the quarter with consolidated cash of $72 million and $550 million available under our revolving credit facilities. Our adjusted EBITDA over the last 12 months was $300 million, and our net debt to trailing EBITDA leverage ratio is roughly 2.1x.

At this point, I'll turn it over to Andy.

B. Andrew Rose Worthington Industries, Inc. - President

Thank you, Joe. Good afternoon, everyone. We had a busy quarter with the sale of Engineered Cabs, the closing of the sale of WAVE's international business and the purchase of Heidtman's pickling facility in Cleveland, all while continuing to manage FIFO losses from the extended decline in steel prices over the past 2 years. I'd like to remind folks on occasion that lower steel prices are good for all of Worthington's businesses in the long run, it's just frustrating as we incur inventory holding losses as prices fall.

Overall, we feel good about where the businesses are and how we are positioned for calendar 2020. Pressure Cylinders is realizing solid benefits from the reboot of transformation that began a few years ago on the commercial operations and supply chain workstreams. Oil and gas has recovered nicely and is now accretive to EBITDA, but we are facing some meaningful weakness in the European cylinder business. Steel has a bit more to go with FIFO headwinds, but early successes during the contracting season and improved volumes at our galvanizing plants are encouraging.

Our JVs had a solid quarter and both WAVE and ClarkDietrich have done admirable jobs holding margins as steel prices have fallen. I would like to say thank you to all of our Engineered Cabs employees for their hard work and dedication over the past several years. We believe the newly combined company will not only be profitable, but is well positioned to be the clear market leader in outsourced cab manufacturing under its new ownership. With this sale, we've made significant progress cleaning up underperforming and noncore assets. We are very focused on owning businesses with solid free cash flow and operating them in such a manner as to generate the highest returns on capital that we can. Our strategy is being built to drive these returns higher across all of our existing businesses as well as any new acquisitions. As we look forward to calendar 2020, we are continuing to drive transformation, acquisitions and innovation across the organization so that we can deliver on our goal of year-over-year earnings growth. We are also building stronger capabilities around automation, analytics and advanced technologies that will enable us to further separate ourselves from competitors.

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DECEMBER 17, 2019 / 7:00PM GMT, Q2 2020 Worthington Industries Inc Earnings Call

Thanks to all of our employees for their hard work and contributions in 2019. Those efforts are beginning to impact financial results and have us positioned well to start off the calendar 2020. We'll now take any questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from Martin Englert.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Hi, good afternoon everyone.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Hi Martin, how are you?

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Good, and yourself?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Great, thank you,

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Good. So you touched on the Heidtman contribution there for the quarter. I think you said that was 50,000 tons that it had contributed. Is that correct?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Yes, that's -- and that was for 2 months.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay. So if we think about an annualized rate on that, is that something north of 300,000 tons for modeling purposes? Like 340,000.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Should be close to that. That's not unreasonable. I mean, if you think about it, that was -- it was 25,000 a month, right, for 2 months.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay, thanks for that detail there. And you called out potential inventory or likely inventory holding losses in 3Q as well. Any goalpost for the magnitude there?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Yes -- and we talked about this a bit last quarter. FIFO losses were smaller in Q2 than they were in Q1. We would expect that they would be smaller again in Q3 than they were in Q2. And if prices hold -- no guarantees, obviously, but if prices hold, we would be through those losses in Q3.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay, through losses in 3Q. Thank you for that, if I could one more on -- you talked about the transaction costs in Cabs. And I think that was $1.5 million on a pretax basis, $0.02 per share. Is that correct?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

The $1.5 million is a combination of the transaction expenses and also the start-up losses, I would call them.

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DECEMBER 17, 2019 / 7:00PM GMT, Q2 2020 Worthington Industries Inc Earnings Call

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay, got it.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

About half and half.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay. And then you made a very quick comment about Steel Processing contract pricing, but I didn't quite catch that. Could you review that again, provide a little bit more context?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

I think that was Andy's comment. Just so far, so good in terms of the contract season in Steel Processing.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Meaning that something up year-on-year?

B. Andrew Rose Worthington Industries, Inc. - President

Yes. What I would say is that the contracting season is still underway, but I think we believe at least out of the gate, we've had some share of wallet games with some of our long-standing customers, which has been nice, and a few new wins.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay, thanks for the additional detail there and nice results for the quarter.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Thank you, sir.

Operator

Our next question comes from John Tumazos.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Could you -- so congratulations on the improvement. Merry Christmas to all, and to John if he's not on the call. Could you explain the turnaround in the metal framing business? A year ago, it was losing $0.5 million. Now equity income is $13 million over 3 quarters. That's a big change. And could you explain the rhythm of your steel prices? You were mentioning the losses would be over in the third quarter to the earlier question, but November spot prices were in the $490s, and as soon as the November contract expired, the NYMEX was $555,

$563, $557 week by week. So some of us might be under the wrong impression that prices immediately rose $60, $65 this month. And you have contracts that are across all different products, galvanized, cylinders, different locations, different customers. I think that on the outside, we might have an overly simplistic view.

B. Andrew Rose Worthington Industries, Inc. - President

The easiest way to try and explain why we will have FIFO losses in the next quarter, John, with that uptick in steel prices, which is accurate, is there's a one quarter lag. So -- and the big driver of it for us is the quarterly index. So the quarterly index is still trending down. And then when you add the one quarter lag for December, January and part of February, we're going to experience losses because those quarterly numbers will be down. Does that make sense?

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Thank you.

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DECEMBER 17, 2019 / 7:00PM GMT, Q2 2020 Worthington Industries Inc Earnings Call

As it relates to ClarkDietrich, what I would tell you there is, a couple of things are going on. One, there is a relatively new leadership team there. And they, over the past, call it, 18 months or so, have been changing some of the ways they go to market, which has been  enhancing margins. And then I would tell you that in this downward price cycle, they have been doing a much better job of managing price as steel prices decline. So whereas in the past, oftentimes, the price of metal studs would drop precipitously as steel prices fell. They've been dropping more slowly, which has enabled them to make money as the decline happens. So they're to be commended for that. And I think their competitors are also behaving more rationally as a result.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

If I can ask one more question. As we look out 3, 4 years and steel dynamics builds a whole new mill, maybe Big River does or doesn't. And then there's 3 electric furnace mill doublings Gallatin, Big River and Delta and then maybe JSW produces more, maybe they don't. But with all this new sheet output hopefully, the market grows and imports get displaced. Does that make more opportunities for Worthington? And is it as simple as if domestic sheet output grows 10%, 20%, Worthington should grow 10%, 20%?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Well, I don't think necessarily that just because we add capacity means there's more customers buying steel. So I would think about it as what is the market for those products going to be. And if the market is growing, then maybe there will be more opportunities. What I would tell you as it relates to Worthington, based on the new capacity adds, a couple of things. One is that the more capacity that goes on, should continue to apply pressure to prices, keeping steel prices lower, which is good for us. I made that comment in -- earlier, which is we are, in our steel company, a processor, we're a spread business. So if prices are lower, we use less working capital. And in all of our other businesses, we're essentially a manufacturer using steel as an input. So lower prices are good for our raw material costs. So overall,

I would say the capacity add should be good for us in the long run. There are a few areas where you compete with the mills and there may be some headwinds there. But I would say, overall, it's a good thing.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

If the new capacity, for example, the 1 or 2 mills in the Texas Gulf Coast displace foreign steel, do you have a better opportunity of getting a processing order if it's a domestically produced ton as opposed to an imported ton?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

I'm not sure that matters that much. What I will tell you about if there's less foreign steel in the U.S., there is less opportunities for some of our competitors who like to do very speculative buys at low prices. And oftentimes, we use that to try and buy market share, which I think impairs margins in the marketplace. So I think that, net-net, would be a positive.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

I was thinking that the mills sometimes are your customer if they get behind in their pickling department or whatnot perspective?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Yes. Yes. I mean that's the interesting thing about our business, right? We have -- the mills are our customers, our competitors and our joint venture partners. So it is -- you almost have to take them all independently.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Thank you very much.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Thank you.

Operator

(Operator Instructions) And Phil Gibbs, please go ahead with your question.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - Director & Equity Research Analyst

Merry Christmas.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Same to you.

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DECEMBER 17, 2019 / 7:00PM GMT, Q2 2020 Worthington Industries Inc Earnings Call

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DECEMBER 17, 2019 / 7:00PM GMT, Q2 2020 Worthington Industries Inc Earnings Call

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - Director & Equity Research Analyst

When I look at the cylinders business, the sales came in line with expectations, but the margins were a little tighter. Was there anything unusual on the SG&A side? Because I know you sometimes move assets around at times or have inefficiencies and it just looked like the SG&A side, there was some pressure that I wasn't looking for?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Yes. So margin-wise, in cylinders, I think things were generally good. We mentioned a bit earlier, our European business is slow and is a drag on margin, certainly. The consumer products business and the oil and gas business are year-over-year better. There are some pockets of strength in industrial and a couple pockets that are -- have some room to improve it domestically. With respect to SG&A, that's largely -- and it's less a cylinders answer and more a kind of corporate-wide answer. Our SG&A was up -- it's really -- I'd put it in 3 buckets, Phil. The first is that labor costs are a bit higher. We're in a tight labor market. We want to attract and retain the best and brightest that we possibly can. There are a couple of one timers in there that relate to the Engineered Cabs transaction, but that were expensed and recorded in corporate. And the third piece I would say is that we are investing, and we have continued to invest in, as Andy mentioned, analytics, advanced technologies, NPD and transformation resources to kind of further improve our value proposition and hopefully separate ourselves from others. And so to an extent, there's an investment component there as well.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - Director & Equity Research Analyst

Okay. Thank you. And then I think it was below the line net income to noncontrolling interest, $4.8 million, highest I've seen on a quarterly basis for quite some time, which means something above the line was doing very well, presumably. And what was that?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

It's a couple of our consolidated joint ventures, specifically one that does tolling in the coated business.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - Director & Equity Research Analyst

Okay. Then I think I had one more. Yes, I think, Andy, you answered it was the -- why are you still experiencing holding losses. You gave the lag answer. So all good over here. Thanks.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Thank you, Philip

Operator

(Operator Instructions) There are no further questions at this time.

B. Andrew Rose Worthington Industries, Inc. - President

All right. Well, thank you all for joining us today. Everyone, have a Merry Christmas, a great holiday, Happy New Year, and we will speak to you in March.

Operator

Ladies and gentlemen, that does conclude our conference for today. Thank you for your participation and for using AT&T Teleconference. You may now disconnect.

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DECEMBER 17, 2019 / 7:00PM GMT, Q2 2020 Worthington Industries Inc Earnings Call

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